EXHIBIT 23.2


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                                    JAMESON
                                  ============
                               & ASSOCIATES, P.A.
                                 -------------
                          Certified Public Accountants



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.




                              /s/Jameson & Associates, P.A.




Baltimore, Maryland
October 4, 2000






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                 515 E. Joppa Road - Baltimore, Maryland 21286
                Telephone 410-825-5580 - Telecopier 410-321-0922
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